UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  December 9, 2013
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 9, 2013, GlaxoSmithKline plc (GSK) and Theravance, Inc. announced the launch of Relvar® Ellipta®, the first once-daily ICS/LABA medication for asthma in Japan.  Relvar Ellipta is indicated for bronchial asthma (in the case where concurrent use of inhaled corticosteroid (ICS) and long-acting inhaled beta2 agonist (LABA) is required).  The launch follows the recent approval by the Japanese Ministry of Health, Labor and Welfare (MHLW) on September 20, 2013.  Relvar is a combination of the inhaled corticosteroid (ICS), fluticasone furoate “FF”, and the long-acting beta2 agonist (LABA), vilanterol “VI” (FF/VI).  Two strengths of FF/VI have been approved for the treatment of asthma, 100/25 mcg and 200/25 mcg, and will be administered once-daily using the Ellipta, a new dry powder inhaler (DPI).  Relvar Ellipta has been developed under the collaboration agreement between Glaxo Group Limited and Theravance, Inc.  Theravance, Inc. is obligated to make a milestone payment of $10 million (USD) to GSK following the launch of Relvar Ellipta in Japan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: December 9, 2013	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer